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ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
Countrywide Financial Corporation and certain of its subsidiaries, including its direct and indirect wholly-owned subsidiaries, Countrywide Home Loans, Inc. ("CHL"), Countrywide Tax Services Corporation, Newport Management
Corporation, and Countrywide Home Loans Servicing, L.P., a wholly-owned subsidiary of CHL (collectively, the
"Company"), provides this platform-level assessment, for which Countrywide Financial Corporation and such subsidiaries participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal
Regulations ("Item 1122 of Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in item 1122(d) of Regulation AB in regard to the following servicing platform for the following period:
Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended) residential mortgage-backed securities (securities collateralized by residential mortgage loans, including prime, alternative loan products, sub-prime, HELOC and closed seconds) issued on or after January 1, 2006 for which the Company provides cash collection and administration, investor remittances and reporting (except for those activities relating to trustee and paying agent services), and pool asset administration (except for those activities relating to custodial operations of pool assets and related documents), and for which the related issuer has a fiscal year end of December 31,
2007. The platform excludes any transactions issued by any government sponsored enterprise for which the
Company provides the servicing functions described in the preceding sentence.
Period: as of and for the year ended December 31, 2007.
Applicable Servicing Criteria: all servicing criteria set forth in Schedule A hereto, to the extent required in the related agreements, except the criteria listed in the column titled "Inapplicable Servicing Criteria" on Schedule A hereto and the portions of the criteria footnoted on that schedule that are inapplicable to the Company based on the activities it performs with respect to the Platform.
With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:
1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.
2. The Company has assessed compliance with the Applicable Servicing Criteria.
3. Other than as identified on Schedule B hereto, as of and for the Period, the Company complied in all material respects with the Applicable Servicing Criteria.
KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the
Company's foregoing assessment of compliance as of and for the year ended December 31, 2007.
COUNTRYWIDE FINANCIAL CORPORATION
By: /s/ Steve Bailey
Steve Bailey
Its: Senior Managing Director, and Chief Executive Officer,
Loan Administration
Dated: February 28, 2008
By: /s/ Kevin Meyers
Kevin Meyers
Its: Managing Director, and Chief Financial Officer,
Countrywide Home Loans, Inc. Loan Administration
Dated: February 28, 2008
S c h e d u l e A
Applicable Servicing Criteria
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
the
Company
Performed
by
Vendor(s)
for which
the
Company is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which the
Company is
NOT the
Responsible
Party
NOT
performed by
the Company
or by
subservicer(s)
or vendor(s)
retained by
the Company
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor
any performance or other triggers and events of
default in accordance with the transaction
agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's performance
and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements
to maintain a back-up servicer for the mortgage
loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is
in effect on the party participating in the servicing
function throughout the reporting period in the
amount of coverage required by and otherwise in
accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into
the appropriate custodial bank accounts and
related bank clearing accounts no more than two
business days following receipt, or such other
number of days specified in the transaction
agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established
as a form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
the
Company
Performed
by
Vendor(s)
for which
the
Company is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which the
Company is
NOT the
Responsible
Party
NOT
performed by
the Company
or by
subservicer(s)
or vendor(s)
retained by
the Company
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as
set forth
in the transaction agreements. For purposes of
this criterion, "federally insured depository
institution" with respect to a foreign financial
institution means a foreign financial institution
that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to
prevent unauthorized access.
access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis
for all asset-backed securities related bank
accounts, including custodial accounts and
related bank clearing accounts. These
reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the
bank statement cutoff date, or such other number
of days specified in the transaction agreements;
(C) reviewed and approved by someone other
than the person who prepared the reconciliation:
and (D) contain explanations for reconciling
items. These reconciling items are resolved
within 90 calendar days of their original
identification,
or such other number of days specified in the
transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements;
(C) are filed with the Commission as required by
its rules and regulations: and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of
mortgage loans serviced by the Servicer.
X
1

1
Servicing functions performed by the Company with respect to Item 1122(d)(3)(i)(B) do not relate to information other than that contained in the monthly remittance reports delivered by the Company to the master servicer, trustee, and/or bond administrator. Servicing functions performed by the Company with respect to Item
1122(d)(3)(i)(D) do not relate to the agreeing with investors' records as to the total unpaid principal balance and number of pool assets serviced by the Company.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
the
Company
Performed
by
Vendor(s)
for which
the
Company is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which the
Company is
NOT the
Responsible
Party
NOT
performed by
the Company
or by
subservicer(s)
or vendor(s)
retained by
the Company
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.
X
2
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the Servicer's
investor records. or such other number of days
specified in the transaction agreements.
X
3
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other
form of payment, or custodial bank statements.
X
4
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is
maintained as required by the transaction
agreements or related mortgage loan documents.
X
5
1122(d)(4)(ii)
Mortgage loan and related documents are
safeguarded as required by the transaction
agreements.
X
5
1122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions or requirements
in the transaction agreements.
X
1122(d)(4)(iv)
Payments on mortgage loans, including any
payoffs, made in accordance with the related
mortgage loan documents are posted to the
Servicer's obligor records maintained no more
than two business days after receipt, or such
other number of days specified in the transaction
agreements, and allocated to principal, interest or
other items (e.g., escrow) in accordance with the
related pool asset documents.
X

2
Servicing functions performed by the Company with respect to Item 1122(d)(3)(ii) do not relate to amounts other than amounts remitted by the Company to the master servicer, trustee, and/or bond administrator.
3
Servicing functions performed by the Company with respect to Item 1122(d)(3)(iii) do not relate to records other than the applicable custodial bank account statements maintained by the Company pursuant to the transaction agreements.
4
Servicing functions performed by the Company with respect to Item 1122(d)(3)(iv) do not relate to records other than custodial bank account statements and wire records of the Company and the remittance reports prepared and delivered by the Company.
5
Servicing functions performed by the Company with respect to Item 1122(d)(4)(i) and Item 1122(d)(4)(ii)
do not relate to the custodial operations of the pool assets and related documents (collateral file) by the document custodian responsible for such functions for the related transaction.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
the
Company
Performed
by
Vendor(s)
for which
the
Company is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which the
Company is
NOT the
Responsible
Party
NOT
performed by
the Company
or by
subservicer(s)
or vendor(s)
retained by
the Company
1122(d)(4)(v)
The Servicer's records regarding the mortgage
loans agree with the Servicer's records with
respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's mortgage loans (e.g., loan modifications
or re-agings) are made, reviewed and approved
by authorized personnel in accordance with the
transaction agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds in
lieu of foreclosure, foreclosures and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with the
timeframes or other requirements established by
the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a mortgage loan is
delinquent in accordance with the transaction
agreements. Such records are maintained on at
least a monthly basis, or such other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent mortgage loans including, for
example, phone calls, letters and payment
rescheduling plans in cases where delinquency is
deemed temporary (e.g.. illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
mortgage loans with variable rates are computed
based on the related mortgage loan documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor
(such as escrow accounts): (A) such funds are
analyzed, in accordance with the obligor's
mortgage loan documents, on at least an annual
basis, or such other period specified in the
transaction agreements; (B) interest on such
funds is paid, or credited, to obligors in
accordance with applicable mortgage loan
documents and state laws; and (C) such funds
are returned to the obligor within 30 calendar
days of full repayment of the related mortgage
loans, or such other number of days specified in
the transaction agreements.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
the
Company
Performed
by
Vendor(s)
for which
the
Company is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which the
Company is
NOT the
Responsible
Party
NOT
performed by
the Company
or by
subservicer(s)
or vendor(s)
retained by
the Company
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as
tax or insurance payments) are made on or
before the related penalty or expiration dates, as
indicated on the appropriate bills or notices for
such payments, provided that such support has
been received by the Servicer at least 30
calendar days prior to these dates, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with
any payment to be made on behalf of an obligor
are paid from the Servicer's funds and not
charged to the obligor, unless the late payment
was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are
posted within two business days to the obligor's
records maintained by the Servicer, or such other
number of days specified in the transaction
agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support
identified in Item 1114(a)(1) through (3) or Item
1115 of Regulation AB, is maintained as set forth
in the transaction agreements.
X
6

6 Servicing functions performed by the Company with respect to Item 1122(d)(4)(xv) do not relate to Item 1115 of Regulation AB (derivative transactions).
S c h e d u l e B
Material Instances of Noncompliance
No material instances of noncompliance: the Company has complied, in all material respects, with the Applicable
Servicing Criteria as of and for the year ended December 31, 2007.